                                                                   EXHIBIT 32.2

                             Certificate Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


For this Annual Report on Form 10-K of Catalina Marketing Corporation (the "Company") for the fiscal year ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher W. Wolf, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Christopher W. Wolf
-----------------------------------------------------
Christopher W. Wolf
Executive Vice President and
Chief Financial Officer (Principal Financial Officer)
May 17, 2004